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                                                             EXHIBIT 99.11


                       INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Crabbe Huson Funds:


We consent to the inclusion in Crabbe Huson Funds' Post-Effective Amendment
No. 4 to the Registration Statement No. 33-64363 filed on Form N-1A under the Securities Act of 1933 and Amendment No. 4 to the Registration Statement No. 811-7427 filed on Form N-1A under the Investment Company Act of 1940 of our report dated December 10, 1996, on the financial statements and financial highlights of the Crabbe Huson Funds (constituting the Crabbe Huson Small Cap Fund, Crabbe Huson Equity Fund, Crabbe Huson Real Estate Investment Fund, Crabbe Huson Asset Allocation Fund, Crabbe Huson Income Fund, Crabbe Huson
U.S. Government Income Fund, Crabbe Huson U.S. Government Money Market Fund, and Crabbe Huson Oregon Tax-Free Fund) for the periods indicated therein, which report has been included in the Statement of Additional Information of the Crabbe Huson Funds.


We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectuses and under the heading "Auditors" in the Statement of Additional Information.


                                         KPMG PEAT MARWICK LLP



February 27, 1997                       /S/KPMG Peat Marwick LLP